Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into by and between State Bank and Trust Company, a banking corporation organized under the laws of the State of Georgia (the “Bank”), and Kim M. Childers, a resident of the State of Georgia (the “Employee”) and is entered into effective as of March 15, 2013;

WITNESSETH:

WHEREAS, Employee and the Bank entered into that certain Employment Agreement dated July 24, 2009, which provides for the terms and conditions of the Bank's employment of Employee (the “Original Employment Agreement”);

WHEREAS, Employee and the Bank entered into that certain First Amendment to Employment Agreement, dated as of May 11, 2010 (the “First Amendment”);

WHEREAS, Employee and the Bank entered into that certain Second Amendment to Employment Agreement, dated as of November 5, 2010 (the “Second Amendment”);

WHEREAS, Employee and the Bank entered into that certain Third Amendment to Employment Agreement, dated as of December 2, 2010 (the “Third Amendment”) (the Original Employment Agreement, the First Amendment, the Second Amendment, and the Third Amendment are sometimes referred to in this Amendment collectively as the “Employment Agreement”);

WHEREAS, Employee has resigned from his positions as Chief Credit Officer and President of the Bank, but will continue to serve under the Employment Agreement as Executive Risk Officer and Vice Chairman;

WHEREAS, the Bank has appointed a new Chief Credit Officer and a new President;

WHEREAS, the Bank and Employee desire to amend certain provisions of the Employment Agreement to reflect such resignation and to expressly waive any rights that the parties may have otherwise had to assert that Employee's resignation as Chief Credit Officer or President of the Bank constituted termination of the Employment Agreement for any reason;

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Bank and Employee hereby agree as follows:

1. Section 1.7.2(b) and Section 2.1 of the Employment Agreement are hereby amended by deleting the reference to Chief Credit Officer and President, and by replacing such references with Executive Risk Officer. Employee shall no longer have the duties or responsibilities assigned to him as Chief Credit Officer or President of the Bank under the Employment Agreement, including those set forth in Exhibit A of the Employment Agreement. Instead, his duties pursuant to the Employment Agreement shall be those of Executive Risk Officer.

2. The Bank and Employee hereby waive any rights that either party may have otherwise had to assert that Employee's resignation as Chief Credit Officer or President constituted termination of the Employment Agreement for any reason.

3. Except as expressly amended hereby, all terms, provisions, conditions and covenants contained in the Employment Agreement are not modified by this Amendment and continue in full force and effect as originally written.

“BANK”

STATE BANK AND TRUST COMPANY

By: /s/ Joseph W. Evans

Joseph W. Evans, Chairman and Chief Executive Officer

ATTEST:

/s/ James C. Wheeler

James C. Wheeler, Secretary

“EMPLOYEE”

/s/ Kim M. Childers

Kim M. Childers